Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing Amendment No. 3 to Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  This agreement may be included as an exhibit to such joint filing.

Dated:  June 27, 2011.

T-II HOLDINGS LLC

By:	/s/ Mark S. Kristoff
	Name:	Mark S. Kristoff
	Title:	Chief Executive Officer

TRAXYS S.A.R.L.

By: T-II Holdings LLC, Member

By:	/s/ Mark S. Kristoff
	Name:	Mark S. Kristoff
	Title:	Chief Executive Officer

TRAXYS NORTH AMERICA LLC

By: T-II Holdings LLC, Member

By:	/s/ Mark S. Kristoff
	Name:	Mark S. Kristoff
	Title:	Chief Executive Officer

TNA MOLY GROUP LLC

By: Traxys North America LLC, Member

By:	/s/ Mark S. Kristoff
	Name:	Mark S. Kristoff
	Title:	Manager